    As filed with the Securities and Exchange Commission on January 28, 2000

                                                             File No.  333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            Dominion Resources, Inc.
             (Exact name of registrant as specified in its charter)

                         VIRGINIA                                                             54-1229715
(State or other jurisdiction of incorporation or organization)                   (I.R.S. Employer Identification No.)

                 120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219
          (Address of principal executive office, including zip code)

                            DOMINION RESOURCES, INC.
                THRIFT PLANS OF CONSOLIDATED NATURAL GAS COMPANY
                       AND ITS PARTICIPATING SUBSIDIARIES
                            (Full Title of the Plan)

         Patricia A. Wilkerson, Vice President and Corporate Secretary
                W. H. Riggs, Jr., Assistant Corporate Secretary
                            DOMINION RESOURCES, INC.
                 120 Tredegar Street, Richmond, Virginia 23219
                    (Name and address of agent for service)
                                 (804) 819-2000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
    Title of                            Proposed Maximum       Proposed Maximum
 Securities to       Amount to be      Offering Price Per     Aggregrate Offering        Amount of
 be Registered        Registered            Share(1)                 Price           Registration Fee
-------------------------------------------------------------------------------------------------------
Common Stock,
 without par       2,000,000 shares        $42.46875             $84,937,500           $22,423.50
 value
=======================================================================================================

     (1)Estimated solely for the purposes of calculating the registration fee as contemplated by Rule 457 of the Securities Act of 1933, as amended, and based on the average of the high and low prices reported by the New York Stock Exchange composite tape by The Wall Street Journal for January 26, 2000.

     (2)This registration also includes an indeterminate amount of Plan interest to be offered or sold pursuant to the Thrift Plans of Consolidated Natural Gas Company and its participating subsidiaries.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

     Not required to be filed.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not required to be filed.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by Dominion Resources, Inc. (Dominion Resources) with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof: (a) the Dominion Resources Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (b) the Dominion Resources Forms 10-Q filed for the periods ended March 31, 1999, June 30, 1999; and September 30, 1999 and the Dominion Resources Forms 8-K filed on March 29, 1999 and on January 3, 2000; and (c) the description of Dominion Resource's common stock in the Dominion Resources registration statement on Form 8-B (item 4) dated April 29, 1983, including any amendments and reports filed for the purpose of updating such description.

     In addition, all documents filed by Dominion Resources pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Article VI of Dominion Resources' Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, if the director conducted himself in good faith; and the director believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests; and, in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by, or in the right of the corporation, in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     In addition, Article VI of Dominion Resources' Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion Resources' Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

     Dominion Resources has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure
(1) the directors and officers of Dominion Resources against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion Resources and (2) Dominion Resources to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4(i) Dominion Resources, Inc. Articles of Incorporation, as amended and restated effective August 9, 1999 (Exhibit 3(i), Form 10-Q for the quarter ended June 30, 1999, File No. 1-8489, incorporated by reference).

     4(ii) Dominion Resources, Inc. Bylaws as amended effective October 15, 1999 (Exhibit 3, Form 10-Q for the quarter ended September 30, 1999, File No. 1-8489, incorporated by reference).

     5 Opinion of James F. Stutts, Vice President and General Counsel of Dominion Resources, Inc. (filed herewith).

     23     Consent of Deloitte & Touche LLP (filed herewith).

     24 Powers of Attorney (included on the signature page of the Form S-8 and incorporated herein by reference).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii)  To include any material information with respect to the
          plan of    distribution not previously disclosed in the registration
          statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 31st day of January, 2000.


                                        DOMINION RESOURCES, INC.

                                          By  /s/Thos. E. Capps
                                                (Thos. E. Capps
                            Chairman of the Board of Directors,
                         President and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 31st day of January, 2000. The officers and directors whose signatures appear below hereby constitute Patricia A. Wilkerson or W. H. Riggs, Jr., either of whom may act, as their true and lawful attorneys-in fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

              Signature                            Title
              ----------                          ------

/s/John B. Adams, Jr.
John B. Adams, Jr.                      Director

/s/John B. Bernhardt
John B. Bernhardt                       Director

/s/Thos. E. Capps
Thos. E. Capps                          Chairman of the Board of Directors, President and Chief
                                        Executive Officer

/s/John W. Harris
John W. Harris                          Director

/s/Benjamin J. Lambert, III
Benjamin J. Lambert, III                Director



/s/Richard L. Leatherwood
Richard L. Leatherwood                          Director

/s/K. A. Randall
K. A. Randall                                   Director

/s/Frank S. Royal
Frank S. Royal                                  Director

/s/S. Dallas Simmons
S. Dallas Simmons                               Director

/s/Robert H. Spilman
Robert H. Spilman                               Director

/s/Judith B. Warrick
Judith B. Warrick                               Director

/s/David A. Wollard
David A. Wollard                                Director

/s/Thomas N. Chewning
Thomas N. Chewning                              Executive Vice President
                                                (Chief Financial Officer)

/s/J. L. Trueheart
J. L. Trueheart                                 Senior Vice President and Controller
                                                (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the Dominion Resources, Inc. Thrift Plans of Consolidated Natural Gas Company and its Participating Subsidiaries committee members have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Richmond, Commonwealth of Virginia, on the 31st day of January 2000.

                                                      Dominion Resources, Inc.
                              Thrift Plans of Consolidated Natural Gas Company
                                            and its Participating Subsidiaries


                                            By    /s/THOMAS N.  CHEWNING
                              ------------------------------------------
                             Thomas N. Chewning, Member of the Committee

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 31st day of January 2000, by the members of the Committee for the administration of the Dominion Resources, Inc. Thrift Plans of Consolidated Natural Gas Company and its Participating Subsidiaries.

                   Signature                                   Title
                  ----------                                   ------

 /s/JAMES A.  WHITE                               Chairman
-----------------------
James A.  White

/s/JOHN A.  SHAW                                  Member
-----------------------
John A.  Shaw

/s/THOMAS N.  CHEWNING                            Member
-----------------------
Thomas N.  Chewning

/s/J.L. TRUEHEART                                 Member
-----------------------
J. L. Trueheart

/s/M.  S.  BOLTON, JR.                            Member
-----------------------
M. S. Bolton, Jr.

                                 EXHIBIT INDEX


 Exhibit No.                                        Exhibit
-------------                                     ---------

    4(i)       Dominion Resources, Inc. Articles of Incorporation, as amended and restated
               effective August 9, 1999 (Exhibit 3(i), Form 10-Q for the quarter ended June 30,
               1999, File No. 1-8489, incorporated by reference).

    4(ii)      Dominion Resources, Inc. Bylaws as amended effective October 15, 1999 (Exhibit
               3, Form 10-Q for the quarter ended September 30, 1999, File No. 1-8489, incorporated by reference).

      5        Opinion of James F. Stutts, Vice President and General Counsel of Dominion
               Resources, Inc. (filed herewith).

     23        Consent of Deloitte & Touche LLP (filed herewith).

     24        Powers of attorney (included on the signature page of the Form S-8 and incorporated herein by reference).